UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 29, 2007

TeamStaff, Inc.
(Exact name of registrant as specified in its charter)
COMMISSION FILE NUMBER: 0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1545 Peachtree Street, N.E., Suite 340
Atlanta, GA 30309
(Address and zip code of principal executive offices)
 (732) 748-1700
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 19, 2007, TeamStaff, Inc. and T. Kent Smith entered into a formal separation agreement that became effective on January 29, 2007.

The material terms of the agreement provide: (a) Smith agreed to resign, which TeamStaff agreed is “without cause” under the terms and conditions of his 2005 Employment Agreement (the “Agreement”); (b) Smith agreed to resign from the board of directors according to Article 9.5 of the Agreement; (c) the non-compete provisions of the Agreement were incorporated by reference; (d) TeamStaff will properly disburse Smith’s 401(k) funds by January 30, 2007; (e) Smith will receive Continuation Benefits (as defined in the Agreement) for life insurance and long-term disability insurance only; (f) TeamStaff will pay Smith the Accrued Compensation, “Accrued Compensation” defined as two days of vacation pay, two floating holidays and two expense reports for $156.08 and $929.02; and (g) TeamStaff will pay Smith, according to Article 9.4(c) of the Agreement, base salary under the Agreement through and including September 30, 2007 on the Company’s salary payment dates. The separation agreement provides for other immaterial consideration, mutual and general releases and other standard legal covenants.

A form of the agreement is filed concurrently herewith.

References in this filing to “TeamStaff” the “Company,” “we,” “us” and “our” refer to TeamStaff, Inc. and its wholly owned subsidiaries. This Current Report on Form 8-K includes “forward-looking statements” as defined by the Federal Securities Laws. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included in this report involve known and unknown risks, uncertainties and other factors which could cause TeamStaff’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. We based these forward-looking statements on our current expectations and best estimates and projections about future events. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. The following factors (among others) could cause our actual results to differ materially from those implied by the forward-looking statements in this Current Report on Form 8-K: our ability to continue to recruit qualified temporary and permanent healthcare professionals and administrative staff at reasonable costs; our ability to retain qualified temporary healthcare professionals and administrative staff for multiple assignments at reasonable costs; our ability to attract and retain sales and operational personnel; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups and the United States government on terms attractive to us and to secure orders related to those contracts; our ability to demonstrate the value of our services to our healthcare and other facility clients; changes in the timing of hospital, healthcare facility clients’, physician practice groups’ and U.S. Government orders for and our placement of temporary and permanent healthcare professionals and administrative staff; our ability to successfully bid on government contract opportunities, to win the bids and then to fully implement the contracts once awarded; the process of government contracting in general including, but not limited to, the protest process, and the on-time commencement of government contracts awarded; the general level of patient occupancy at our hospital, healthcare facility clients’ and physician practice groups’ facilities; the overall level of demand for services offered by temporary and permanent healthcare staffing providers; the ability of our hospital, healthcare facility and physician practice group clients to retain and increase the productivity of their permanent staff; the variation in pricing of the healthcare facility contracts under which we place temporary and permanent healthcare professionals; our ability to successfully implement our strategic growth, acquisition and integration strategies; our ability to successfully integrate completed acquisitions into our current operations; our ability to manage growth effectively; our ability to leverage our cost structure; the performance of our management information and communication systems; the effect of existing or future government legislation and regulation; our ability to grow and operate our business in compliance with these legislation and regulations; the impact of medical malpractice and other claims asserted against us; the disruption or adverse impact to our business as a result of a terrorist attack; our ability to carry out our business strategy; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; the effect of recognition by us of an impairment to goodwill; the effect of adjustments by us to accruals for self-insured retentions and other one-time events and other important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. These factors are described in further detail in TeamStaff’s filings with the U.S. Securities and Exchange Commission. Other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report on Form 8-K are set forth in our Annual Report on Form 10-K for the year ended September 30, 2006 and other previously filed Current Reports on Form 8-K. We undertake no obligation to update the forward-looking statements in this filing.

Item 9.01: Financial Statements and Exhibits.

(a)	Financial Statements.

None

(b)	Pro Forma Financial Information

None

(c)	Shell Company Transactions

None

(d)	Exhibits.

99.1 Form of Separation Agreement with T. Kent Smith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.

By:	/s/ James D. Houston
Name: James D. Houston
Title: Chief Legal Officer
Date: January 31, 2007